CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266113 on Form S-6 of our report dated August 12, 2022, relating to the financial statement of FT 10239, comprising UBS Yield at a Reasonable Price: Equity Advisory Group 2022, Series 3, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 12, 2022